UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2022

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation)

001-37747

(Commission File Number)

04-3291176

(IRS Employer Identification No.)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 328-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Korr Cooperation Agreement

On August 10, 2022, Medallion Financial Corp. (the “Company”) entered into an Amendment to Cooperation Agreement (the “Amendment”), which amended the Cooperation Agreement dated as of May 1, 2022 (the “Original Agreement” and, as so amended by the Amendment, the “Cooperation Agreement”) with KORR Value L.P., KORR Acquisitions Group, Inc., Kenneth Orr, David Orr and Jonathan Orr.

Pursuant to the Amendment,

•	The Company agreed to increase the size of its share repurchase program to $40 million, up from $35 million.

•

The deadline in the Original Agreement for the Company to appoint an additional independent director acceptable to the Company’s board of directors (the “Board”) in its sole discretion was extended to 30 days before the nomination deadline for the Company’s 2025 Annual Meeting of Stockholders, with the related termination date correspondingly extended. The requirement that the Board engage a third-party executive search firm to assist in the identification of this additional independent director was deleted.

•	The deadline for current director Frederick Menowitz to resign from his position on the Board was extended until December 31, 2022.

•

The Cooperation Agreement will automatically terminate upon the earliest to occur of (i) 30 days before the nomination deadline for the Company’s 2023 Annual Meeting of Stockholders if the Company fails to meet certain share repurchase and dividend milestones set forth in the Cooperation Agreement (increased from $7.5 million to $13.5 million); (ii) February 15, 2023 if the Company fails to meet certain share repurchase and dividend milestones set forth in the Cooperation Agreement (a new $15 million milestone); (iii) 30 days before the nomination deadline for the Company’s 2025 Annual Meeting of Stockholders if the Company meets certain share repurchase or dividend milestones (increased from $15 million to $20 million) or stock price milestones set forth in the Cooperation Agreement; and (iv) 30 days before the nomination deadline for the Company’s 2024 Annual Meeting of Stockholders if the requirements of the foregoing clause (iii) are not fulfilled, subject to certain exceptions. These termination provisions are in addition to the one related to the appointment of the additional independent director mentioned above.

The other provisions of the Original Agreement remain in full force and effect.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Original Agreement and the Amendment, which are incorporated herein by reference. See Exhibits 10.1 and 10.2, respectively, below.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of May 1, 2022, by and among Medallion Financial Corp., KORR Value L.P., KORR Acquisitions Group, Inc., Kenneth Orr, David Orr, and Jonathan Orr. (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 2, 2022 (File No. 001-37747) and incorporated by reference herein.)

10.2	Amendment to Cooperation Agreement, dated as of August 10, 2022, by and among Medallion Financial Corp., KORR Value L.P., KORR Acquisitions Group, Inc., Kenneth Orr, David Orr, and Jonathan Orr.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2022	MEDALLION FINANCIAL CORP.

	By	/s/ Anthony N. Cutrone
	Name:	Anthony N. Cutrone
	Title:	Chief Financial Officer